ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement") is entered into by and among WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13 and WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 14 (individually, a "Series," and collectively, the "Registrants"), WNC Capital Corporation (the "Dealer-Manager") and U.S. Bank, National Association (the "Escrow Agent"), as of this 17th day of October, 2005. All capitalized terms used but not defined in this Escrow Agreement shall have the respective meanings given them in the Agreement of Limited Partnership of the Registrants dated as of February 7, 2005, as it may be further amended (the "Partnership Agreement").


                                    RECITALS


         WHEREAS, the Registrants have filed a registration statement on Form S-11 under the Securities Act of 1933 with the Securities and Exchange Commission, File Nos. 333-124115 and 333-124116 (the "Registration Statement"), relating to the issuance and sale of a maximum of 50,000 units ("Units") of limited partnership interest in an offering(s) ("Offering") to be conducted by one or more of the Series, with a minimum subscription of five Units required for each subscriber to one or more Series (two Units under certain circumstances set forth in the Prospectus, as hereinafter defined), all Units to be sold at a price of $1,000 per Unit except as otherwise set forth in the prospectus included in the Registration Statement, as amended or supplemented (such prospectus as amended by any supplement thereto included in an amendment to the Registration Statement which is declared effective, or any supplement filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, are hereinafter collectively called the "Prospectus"), payable in cash or cash and Promissory Notes upon subscription, all as more fully set forth in the Prospectus; and

         WHEREAS, in compliance with the Dealer Manager Agreement between the Registrants and the Dealer-Manager and the Soliciting Dealer Agreement between the Dealer-Manager and those members (the "Soliciting Dealers") of the National Association of Securities Dealers, Inc. who have agreed therein to offer and sell the Units for the Registrants on a "best efforts" basis, and Rule 15c2-4 under the Securities Exchange Act of 1934, the Registrants propose to establish an escrow fund with the Escrow Agent;

         WHEREAS, the Offering of Units in any one Series will terminate on the earlier of (1) one year from the commencement date of such Series Offering, unless extended as provided in the Prospectus to a date not later than two years from the commencement date of such Series Offering, or (2) the sale of all of the Units (the "Offering Termination Date"); and unless gross cash offering proceeds of at least $1,400,000 (the "Minimum Offering Amount") for a Series have been received within one year from the commencement date of such Series Offering (the "Escrow Termination Date"), no Units will be sold in such Series; and

         WHEREAS, each person subscribing to Units will do so by executing such person's "Investor Form," a form of which is included as Exhibit C to the Prospectus.

         NOW, THEREFORE, the parties hereto agree as follows:

1. For a period commencing on the effective date of the Registration Statement and terminating at the later of the Offering Termination Date for the last Series to be offered or the last date upon which subscribers for Units are admitted to one of the Registrants as Limited Partners thereof, the Escrow Agent shall act as escrow agent in connection with the sale of Units and shall receive and disburse the proceeds from the sale of Units in accordance herewith.

2. All Investor Forms and funds received by the Soliciting Dealers in connection with the sale of Units (including the Promissory Notes, if applicable) shall be promptly transmitted to the Escrow Agent by the Soliciting Dealers. As used herein, the term "promptly" shall have the meaning set forth in Rule 15c2-4 under the Securities Exchange Act of 1934, as interpreted in NASD Notice to Members 84-64.

3. Deposits in the form of checks which fail to clear the bank upon which they are drawn shall be returned by the Escrow Agent to the subscriber, together with the related Investor Form and any Promissory Note. The Escrow Agent shall concurrently furnish to the Dealer-Manager a copy of any such materials so returned. The Escrow Agent shall have no further liability therefor.

     If a Series rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue and remit a refund check to the rejected subscriber. If a Series rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue and remit a refund check to the rejected subscriber after the Escrow Agent has cleared such funds. If a Series rejects any subscription for which the Escrow Agent has not yet submitted the subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber. All checks shall be accompanied by any related Investor Forms and Promissory Notes.

4. The Escrow Agent shall invest all funds of a Series deposited with it pursuant to Section 2 hereof, in accordance with written instructions from time to time received from the General Partner, in bank accounts, including savings accounts and bank money market accounts. The funds must be held in a bank account that enables the Escrow Agent to promptly transmit or return such funds to the person entitled thereto when the appropriate event or contingency has occurred or has failed to occur. Interest accrued on subscription funds of a Series held in the escrow account shall not be an asset of the Series but shall be paid to the subscribers as set forth herein.

5. The General Partner will notify the Escrow Agent of the commencement date of each Series Offering, and the termination date of each Series Offering.

6. Upon receipt by the Escrow Agent of appropriate instructions from the General Partner on or after the date as of which the Minimum Offering Amount for a Series has been deposited with the Escrow Agent (the "Minimum Offering Closing Date") and on each subsequent date on which subscribers to such Series are admitted as limited partners to the Series (an "Admission Date"), as the case may be, which instructions may be conveyed by telephonic or telegraphic means (provided, however, that the same shall be confirmed in writing within three days), the Escrow Agent shall deliver to the Series such portion of the deposited funds attributable to such Series then held in escrow as are specified in such instructions, together with any related Investor Forms and Promissory Notes; provided that in no event shall the Escrow Agent release any of the escrowed funds until it has confirmed that the payments for the Minimum Offering Amount for such Series are represented by cleared funds. Promptly after release of a subscriber's escrowed funds in accordance with this paragraph, the Escrow Agent shall release to such subscriber all interest earned on such escrowed funds.

7. If at least the Minimum Offering Amount for a Series has not been deposited with the Escrow Agent by the Escrow Termination Date for such Series, or if the General Partner notifies the Escrow Agent that it has elected to terminate the Offering of a Series at an earlier date prior to the deposit into escrow of the Minimum Offering Amount for such Series, the Escrow Agent shall, as soon as possible, return all subscription funds attributable to such Series, together with all interest on the funds, and any related Investor Forms and Promissory Notes, to the respective subscribers.

8. In the event of either (a) the occurrence of the final Admission Date in connection with the sale of the Units and the final disbursement by the Escrow Agent pursuant to Section 6 hereof, or (b) at least the Minimum Offering Amount for the last Series to be conducted not having been deposited with the Escrow Agent by the Escrow Termination Date for such Series and compliance by the Escrow Agent with Section 7 above, the Escrow

     Agent thereafter shall be relieved of all liabilities in connection with the escrow deposits provided for herein.

9.   It is understood and agreed that the Escrow Agent shall:

     (a) be under no duty to enforce payment of any subscription or Promissory Note which is to be delivered to and held by it hereunder;

     (b) make no distribution of funds except according to Sections 3, 6 and 7 hereof, and (i) may act upon any instructions or advice believed by it to be genuine and may assume that any person purporting to give advice or instruction hereunder, believed by it to be duly authorized, has been authorized to do so, (ii) shall not be liable for any action taken or omitted upon the advice of counsel or upon a reasonable interpretation of any advice, instructions or document furnished it, and (iii) may decline to act and shall not be liable for failure to act if in doubt as to its duties hereunder;

     (c) be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers and mailed, by registered or certified mail, or delivered by hand, in a sealed postpaid wrapper, addressed to the Registrants at the following address:

          c/o Thomas J. Riha
          17782 Sky Park Circle
          Irvine, California  92614

     (d) be indemnified by the Registrants against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby (including reasonable fees and disbursements of its counsel) and against any loss it may sustain in carrying out the terms of this Agreement, except such claims which are occasioned by its bad faith, gross negligence or willful misconduct.

10. The Escrow Agent, for services rendered under this Agreement, shall receive from the Registrants an aggregate fee in the amount of $3,000.

11. Nothing in this Agreement is intended to or shall confer upon any other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with the laws of the State of California and may be modified only in writing.



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

12. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WNC HOUSING TAX CREDIT FUND VI, L.P.,
SERIES 13 AND SERIES 14

By:      WNC National Partners, LLC,
         General Partner

         By:      WNC & Associates, Inc.,
                  Managing Member

                  By:      /s/ THOMAS J. RIHA
                           ------------------------------------
                           Thomas J. Riha,
                           Senior Vice President - Chief Financial Officer


WNC CAPITAL CORPORATION

By:      /s/ WILFRED N. COOPER, JR.
         ------------------------------------
         Wilfred N. Cooper, Jr.,
         President

U.S. BANK, NATIONAL ASSOCIATION

By:      /s/ LAURA FIORELLI-ALLEN
         ------------------------------------
Its:     SVP - Regional Manager